EXECUTIVE STOCK PLEDGE, SECURITY AND RETENTION AGREEMENT

             THIS EXECUTIVE STOCK PLEDGE, SECURITY AND RETENTION AGREEMENT (as amended, supplemented or otherwise modified from time to time this "Agreement") is made as of May 9, 2001, between Brian Derr ("Pledgor"), and Apropos Technology, Inc., an Illinois corporation (the "Company").

             Contemporaneously with the execution of this Agreement, Pledgor has executed a promissory note (as amended, supplemented or otherwise modified from time to time the "Note") to the order of the Company to evidence a loan by the Company, being made to fund certain alternative minimum tax obligations of Pledgor.

             The Pledgor has agreed to pledge to the Company, to secure payment on the Note, 467,575 Common Shares of the Company (the "Common Shares"), identified on Exhibit A (the "Initial Pledged Shares," and together with any other Common Shares pledged hereunder from time to time, the "Pledged Shares") and to grant a security interest in all of his future federal and state income tax refunds to secure payment on the Note (to the extent of any and all “AMT Recoveries” as defined under the Note).

             In consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company to make the loan represented by the Note,  Pledgor and the Company hereby agree as follows:

             1.          Incorporation of Recitals. The above recitals are incorporated into this Agreement.

             2.          Pledge.  Pledgor hereby pledges to the Company, and grants to the Company a security interest in, all of the following, whether now owned or hereafter acquired: (i) the Initial Pledged Shares, (ii) the "Additional Pledged Shares," (iii) distributions in respect of, in substitution for, or in exchange for any of the Pledged Shares (including by way of stock dividend, asset distributions or otherwise), as security for the prompt and complete payment when due of the unpaid principal of, and unpaid interest on, the Note, (iv) all of Pledgor’s federal and state income tax refunds arising from AMT Recoveries, and (v) all proceeds of the foregoing.  Commencing on the date one year from the date hereof, in the event that at any time thereafter the "Fair Market Value" of the Pledged Shares is less than the outstanding principal amount of the Note and accrued and unpaid interest (the "Loan Balance") at such time, Pledgor shall deposit with the Company, within 10 business days, additional certificates representing Common Shares of the Company (the "Additional Pledged Shares"), together with executed stock powers in the form attached hereto as Exhibit B, such that the aggregate Fair Market Value of the Pledged Shares, including the Additional Pledged Shares at the time of the additional deposit, is no less than 110% of the then outstanding Loan Balance.  The Company's sole remedy for a failure to comply with the preceding sentence shall be to declare a Default under Section 7 of this Agreement and exercise its remedies thereunder.  At any time of determination of the "Fair Market Value" of Common Shares, such value shall be deemed to be the average of the per share closing price of the Common Shares on the principal market on which such shares are traded for the previous ten trading days, unless trading is suspended in which case the value shall be determined in good faith by the Board of Directors of the Company.

             3.          Delivery of Pledged Shares.  Upon the execution of this Agreement, Pledgor shall deliver to the Company the certificate(s) representing the Initial Pledged Shares, together with duly executed stock powers in substantially the form attached hereto as Exhibit B, and a duly executed power of attorney in substantially the form attached hereto as Exhibit C.  The Pledgor represents that the Initial Pledged Shares represent the lesser of (i) Common Shares with a Fair Market Value equal to 1.5 times the principal amount of the Note, or (ii) all of the Common Shares of the Company owned by the Executive.  The Company covenants that the stock powers and power of attorney shall be utilized solely in connection with any applicable surrender of Pledgor's shares pursuant to the exercise of the Company's rights under Sections 7(a) or 7(b) of this Agreement.

             4.          Voting Rights.  Notwithstanding anything to the contrary contained herein, during the "Term of this Agreement" (as defined in Section 8 below) and until such time as there exists a "Default" (as defined in Section 7 below) under the Note or under this Agreement, Pledgor shall be entitled to all voting rights with respect to the Pledged Shares.  During the continuance of any such Default, any officer or director of the Company (other than Pledgor), as directed by the Board of Directors shall have the right to vote the Pledged Shares.

             5.          Stock Dividends; Distributions, etc.  If, during the Term of this Agreement, Pledgor becomes entitled to receive, or receives, any securities or other property in respect of, in substitution of, or in exchange for any of the Pledged Shares or any other pledged collateral (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of, and for the benefit of, the Company as additional security for Pledgor's unpaid indebtedness under the Note and shall promptly deliver such additional security to the Company, together with duly executed forms of assignment, and such additional security shall be deemed to be part of the collateral pledged hereunder.

             6.          Substitution of Collateral.  With the consent of the Company, which shall be given or withheld in the Company's sole and absolute discretion, Pledgor shall be entitled to the release of all or a portion of the Pledged Shares (the "Released Shares"); provided that Pledgor substitutes, for such Released Shares, collateral of such value and liquidity as the Company deems appropriate, accompanied by appropriate forms of assignment and other documentation, all to the Company's sole satisfaction.  Upon such substitution of collateral, the Company shall promptly surrender the Released Shares to Pledgor, together with all forms of assignment relating thereto, and shall promptly execute and deliver such other and further documents as may be necessary to evidence its full and complete release of any security interest in the Released Shares.  Any reference in this Agreement to the Pledged Shares shall be to the Pledged Shares, if any, remaining after the release of Released Shares pursuant to this Section 6.

             7.          Default.

                           (a)         In the event (i) Pledgor fails to pay any portion of the principal or interest under the Note when it becomes due, and such failure or breach is not cured by Pledgor within five days of written notice thereof from the Company, (ii) any representation of Pledgor in the Note or this Pledge Agreement was incorrect in any material respect when made, (iii) Pledgor otherwise breaches this Agreement or the Note in any manner, which breach is not cured within five days of written notice from the Company, or (iv) the Pledgor files a petition or otherwise seeks relief under any bankruptcy, insolvency or similar law ("Insolvency Law") or a receiver, conservator, custodian or similar person is appointed by court order, or an order for relief is entered under federal or other applicable bankruptcy laws with respect to Pledgor, or a petition is filed against Pledgor under any Insolvency Law, or Pledgor makes an assignment for the benefit of creditors (any such event in (i)-(iv) being a "Default"), then the Company may exercise any and all rights, powers and remedies of any owner of the Pledged Shares or other pledged collateral in furtherance of this Agreement and shall have, and may exercise without demand, any and all of the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of Illinois or otherwise available to the Company under applicable law.  Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time during any period after a Default, all or any part of the Pledged Shares and other pledged collateral for the account of Pledgor at any private sale or public auction, on not less than ten days' written notice to Pledgor, at such price or prices and upon such terms as the Company may reasonably deem advisable.  Pledgor shall have no right to redeem any Pledged Shares or other pledged collateral thus sold or auctioned.  At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Shares or other collateral offered for sale.  In case of any such sale or auction, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the due and unpaid principal of, and due and unpaid accrued interest on, the Note; provided that promptly after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale or auction then remaining shall be paid to Pledgor and Pledgor shall be entitled to the prompt return of any of the Pledged Shares or other collateral remaining in the hands of the Company.  Pledgor shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full only to the extent, and in the circumstances, set forth in the Note.

                           (b)        In addition to and not in lieu of the remedies set forth in Section 7(a), so long as Common Shares of the Company of the same class as the Pledged Shares are publicly traded, the Pledgor agrees that the Company shall not be obligated to sell the Pledged Shares pursuant to Section 7(a), but may instead, at its option, purchase all or any part of the Pledged Shares at the Fair Market Value at the date of purchase, and may apply the proceeds thereof to the Loan Balance.

             8.          Payment of Indebtedness; Release of Pledged Shares on Sale; Term.  Upon payment in full of the indebtedness evidenced by this Note, the Company shall promptly surrender the Pledged Shares and any other collateral pledged pursuant to this Agreement to Pledgor, together with all forms of assignment, and shall promptly execute and deliver such other and further documents as may be reasonably necessary to evidence its full and complete release of any security interest in such Pledged Shares and pledged collateral.  Prior to a Default, upon the receipt, by the Company of an irrevocable letter of direction from the Pledgor to a broker, with an acknowledgment from the broker, in form and substance satisfactory to the Company, to sell certain Pledged Shares and remit the proceeds, net of the Associated Tax Liability (as defined in the Note) directly to the Company, the Company shall promptly surrender such Pledged Shares to such broker.  The "Term of this Agreement" shall begin as of the date first set forth above and shall expire when all indebtedness evidenced by the Note shall have been paid in full.

             9.          No Other Liens; No Sales or Transfers.  Pledgor hereby represents and warrants that he has good and valid title to all of the Pledged Shares and will have good and valid title to any Additional Pledged Shares, free and clear of all liens, security interests and other encumbrances, and Pledgor hereby covenants that, until such time as all of the outstanding principal of and interest on the Note has been repaid, Pledgor shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Pledged Shares or against Pledgor's rights as a holder thereof, other than pursuant to this Agreement and/or (ii) sell or otherwise transfer any Pledged Shares or any interest therein, except as expressly permitted herein.

             10.        Further Assurances.  Pledgor agrees that, at any time and from time to time upon the written request of the Company, Pledgor shall, at the Company's sole expense, execute and deliver such further documents (including UCC financing statements), and do such further acts and things, as the Company may reasonably request in order to effect the purposes of this Agreement.

             11.        Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             12.        No Waiver; Cumulative Remedies.  Neither Party shall by any act, delay, omission or otherwise be deemed to have waived any of such Party's rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the waiving Party, and then only to the extent therein set forth.  A waiver by either Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Party would otherwise have on any future occasion.  No failure to exercise, nor any delay in exercising, on the part of either Party, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

             13.        Care of Collateral.  The Company has no obligations to (i) initiate any actions with respect to or otherwise inform Pledgor of any offer or right relating to the collateral, or (ii) protect the collateral against declines in market value or otherwise.

             14.        Miscellaneous.  None of the terms or provisions of this Agreement may be  altered, modified or amended except by an instrument in writing, duly executed by the Parties.  This Agreement and all rights, remedies and obligations of the Parties shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.  This Agreement may be transferred or assigned by the Company, in whole or in part.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without regard to principles of conflicts of law.

             15.        Notice.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile (if confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to, in the case of the Company, the Company's principal place of business, and in the case of the Pledgor, the Pledgor's contact information set forth in the Company's records.

             IN WITNESS WHEREOF,  this Agreement has been executed as of the date first above written.

APROPOS TECHNOLOGY, INC.

/s/ Brian Derr	/s/ Frank Leonard

Pledgor	By:	Frank Leonard

	Its:	Chief Financial Officer

EXHIBIT A

PLEDGED SHARES

Certificate No.	Number of Shares

47,575

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT OF STOCK

             FOR VALUE RECEIVED, Brian Derr does hereby assign and transfer to____________________ , Forty Seven Thousand Five Hundred Seventy-Five (47,575) of Common Shares of APROPOS TECHNOLOGY, INC., an Illinois corporation, standing in the name of ________________ on the books of the corporation represented by Certificate No. ____, and does hereby irrevocably constitute and appoint any officer to transfer said stock on the books of the corporation with full power of substitution in the premises.

             Dated: ______________, _______

/s/ Brian Derr

EXHIBIT C

POWER OF ATTORNEY MADE   May 9, 2001.

1.          I, Brian Derr  _____________________________________________________________________________________
                                                                                (insert name and address of principal)
hereby appoint:   Apropos Technology, Inc. and each of its officers, including but not limited to Kevin G. Kerns and Francis J. Leonard, One Tower Lane, Oakbrook Terrace, Illinois  60181
                                                                                (insert name and address of agent)
as my attorney-in-fact (my "agent") to act for me and in my name (in any way I could act in person) with respect to 47,575 Common Shares owned by me and any additional property distributed to me as dividends, stock-splits or otherwise in respect to those shares (collectively, the "Property"), but only and solely with respect to effecting a transfer of the Property in accordance with Sections 7(a) and/or 7(b) of the Executive Stock Pledge Agreement dated May 9, 2001.

             My agent shall have the right by written instrument to delegate any or all of the foregoing powers (subject to its limitations)  to any person or persons whom my agent may select, but such delegation may be amended or revoked by any agent (including any successor) named by me who is acting under this power of attorney at the time of reference.

             This power of attorney shall become effective immediately.

             This power of attorney is irrevocable and shall to the extent permissible by law survive my death and be binding on my legal representatives.

             I am fully informed as to all the contents of this form and understand the full import of this grant of powers to my agent.

	Signed	/s/ Brian Derr

Type Principal Name

State of	)

)SS.

County of	)

             The undersigned, a notary public in and for the above county and state, certifies that _____________, known to me to be the same person whose name is subscribed as principal to the foregoing power of attorney, appeared before me and the additional witnesses in person and acknowledged signing and delivering the instrument as the free and voluntary act of the principal, for the uses and purposes therein set forth

Dated:

Notary Public
(SEAL)
My commission expires

EACH OF THE UNDERSIGNED WITNESSES CERTIFIES THAT ___________________ KNOWN TO ME TO BE THE SAME PERSON WHOSE NAME IS SUBSCRIBED AS PRINCIPAL TO THE FOREGOING POWER OF ATTORNEY, APPEARED BEFORE ME AND THE NOTARY PUBLIC AND ACKNOWLEDGED SIGNING AND DELIVERING THE INSTRUMENT AS THE FREE AND VOLUNTARY ACT OF THE PRINCIPAL, FOR THE USES AND PURPOSES THEREIN SET FORTH.  EACH OF THE UNDERSIGNED WITNESSES BELIEVES THE PRINCIPAL TO BE OF SOUND MIND AND MEMORY.

Dated:

Residing at:

(witness)

Residing at:

(witness)